[LETTERHEAD OF HANCOCK, DANIEL, JOHNSON & NAGLE, P.C.]

Exhibit 5.17

May 6, 2015

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

RE:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special Virginia counsel to the entities listed on Schedule A (collectively, the “Virginia Subsidiary Guarantors”), in connection with the Virginia Subsidiary Guarantors’ proposed guarantees (collectively, the “Debt Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS/CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior notes indentures (the “Senior Notes Indentures”) and forms of subordinated notes indentures (the “Subordinated Notes Indentures”, and together with the Senior Notes Indentures the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about May 6, 2015.

In rendering the opinions set forth herein, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the following documents (collectively, the “Documents”):

(a)	the Registration Statement;

(b)	the forms of Senior Notes Indentures;

(c)	the forms of Subordinate Notes Indentures;

(d)	the “Action by Written Consent in Lieu of a Meeting of the Governing Boards (Boards of Directors, Managing Members, Sole Members, and General Partners, as applicable) of the Entities listed on Schedule A” dated April 30, 2015;

(e)	the “Certificate of Rachel A. Seifert with Respect to Various Factual Matters” dated May 6, 2015;

(f)	the Articles of Incorporation of Emporia Hospital Corporation filed with the Virginia State Corporation Commission (the “SCC”) effective January 11, 1999;

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

(g)	the Articles of Incorporation of Franklin Hospital Corporation filed with the SCC effective October 25, 1999;

(h)	the Articles of Organization of Virginia Hospital Company, LLC filed with the SCC effective May 7, 2003;

(i)	the Bylaws of Emporia Hospital Corporation effective January 11, 1999;

(j)	the Bylaws of Franklin Hospital Corporation effective October 25, 1999;

(k)	the Limited Liability Company Agreement of Virginia Hospital Company, LLC dated July 30, 2003;

(l)	the Certificate of Good Standing for Emporia Hospital Corporation that was issued by the SCC and dated March 3, 2015;

(m)	the Certificate of Good Standing for Franklin Hospital Corporation that was issued by the SCC dated March 3, 2015; and

(n)	the Certificate of Fact for Virginia Hospital Company, LLC that was issued by the SCC and dated March 3, 2015.

In rendering the opinions set forth below, we have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indentures and have not advised the Issuers or the Virginia Subsidiary Guarantors with respect to such documents or transactions contemplated thereby. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all Documents submitted to us as originals, the conformity to original documents of all Documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have assumed that each party to the Indentures (other than the Virginia Subsidiary Guarantors) has the full power, authority and legal right to execute and perform its obligations under the Indentures and all other documents executed by it in connection with the transactions that are the subject of the Indentures. We have assumed that the Indentures are enforceable in accordance with their terms.

We express no opinion to the extent that any Documents may be impacted by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally; (ii) the exercise of judicial discretion or general principles of equity, whether considered in a proceeding at law or in equity, or public policy, including applicable securities law; (iii) restrictions on the assignment of benefits payable under any governmental health care program; (iv) standards relating to privacy and confidentiality of patient information; (v) standards relating to fraud and forgery; (vi) any banking or insurance company law, rule or regulation, (vii) any law, rule or regulation relating to taxation, (viii) the statutes and ordinances, administrative decisions and rules and regulations of countries, towns, agencies, counties, municipalities and special political subdivisions, (ix) state securities or “Blue Sky” laws, rules and regulations; and (x) antitrust and unfair competition laws and regulations.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

As to all questions of fact material to this opinion letter, we have relied upon (a) warranties, representations and covenants made by the Issuers and the Virginia Subsidiary Guarantors that are included in the Indentures and the Registration Statement; and (b) originals or copies (certified or otherwise identified to our satisfaction) of such records and other documents, and such certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Virginia Subsidiary Guarantors, and have assumed that such maters remain true and correct through the date of this letter. Whenever the phrase “to our knowledge” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of each applicable Virginia Subsidiary Guarantor in this transaction without independent investigation.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Based solely upon our review of the Certificates of Good Standing and Certificate of Fact issued by the SCC for each respective Virginia Subsidiary Guarantor, each of the Virginia Subsidiary Guarantors is validly existing under the laws of the Commonwealth of Virginia;

2. Each of the Virginia Subsidiary Guarantors has the requisite power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Guarantees; and

3. The Debt Guarantees, upon being duly authorized by all necessary corporate or limited liability company action (as the case may be), executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for corporate or limited liability company (as the case may be) law purposes by each Virginia Subsidiary Guarantor.

We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of Virginia affecting corporations and limited liability companies. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Virginia exercising customary professional diligence would reasonably recognize as being directly applicable to each applicable Virginia Subsidiary Guarantor for purposes of the opinions made in this letter. We express no opinion as to the enforceability of the Indentures or the application of federal or state securities law to the transactions contemplated in the Indentures and the Registration Statement.

The opinions expressed herein are based upon facts and applicable laws covered by our opinions, each as in existence on this date. We assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may come to our attention or any change in law that may occur. The opinions contained herein are legal opinions only and do not constitute a guaranty or warranty of the matters stated. The opinions are limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Hodgson Russ LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hancock, Daniel, Johnson & Nagle, P.C.

HANCOCK, DANIEL, JOHNSON & NAGLE, P.C.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

Schedule A

Virginia Subsidiary Guarantors

1.	Emporia Hospital Corporation

2.	Franklin Hospital Corporation

3.	Virginia Hospital Company, LLC